United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2023

Digital Health Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41015	86-2970927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Hwy #304

Boca Raton, FL 33432

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 672-7068

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	DHACU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	DHAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 9, 2023, Digital Health Acquisition Corp., a Delaware corporation (the “Company”), received an additional letter (the “Letter”) from the staff (the “Staff”) at The Nasdaq Global Market (“Nasdaq Global”) notifying the Company that its not meeting the 400 total shareholders requirement under the Nasdaq Listing Rule 5450(a)(2) serves as an additional basis for delisting the Company’s securities (including the Common Stock, Units and Warrants) (the “Securities”) from Nasdaq Global. As previously reported by the Company on its Current Form on 8-K filed on September 29, 2023, it received a letter on September 28, 2023 (the “September 28, 2023 Letter”) from Nasdaq that the Company’s Securities would be delisted from Nasdaq Global because it has not regained compliance with the Market Value of Listed Securities (“MVLS”) Standard. In connection with the September 29, 2023 Letter, on October 4, 2023, the Company requested a hearing before the Nasdaq hearings panel (the “Hearing”) to appeal the MVLS determination and applied to list its Securities on The Nasdaq Capital Market (“NasdaqCM”). The Hearing is scheduled to be held on November 30, 2023 at 12:00 PM Eastern Time. The Company plans to also address the 400 total shareholder requirement at its upcoming Hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL HEALTH ACQUISITION CORP.

	By:	/s/ Scott Wolf
	Name:	Scott Wolf
Dated: October 13, 2023	Title:	Chief Executive Officer and Chairman